                               POWER OF ATTORNEY



    Each person whose signature appears below hereby constitutes and appoints Phillip S. Gillespie and Michael A. Silver, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign the Registration Statement and any and all Amendments to the Registration Statement (including Post-Effective Amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                          G.T. INVESTMENT FUNDS, INC.



  /s/  WILLIAM J. GUILFOYLE
----------------------------------------  Director, Chairman of                   August 13, 1997
William J. Guilfoyle                      the Board and President

  /s/  C. DEREK ANDERSON
----------------------------------------  Director                                August 13, 1997
C. Derek Anderson

  /s/  FRANK S. BAYLEY
----------------------------------------  Director                                August 13, 1997
Frank S. Bayley

----------------------------------------  Director
Arthur C. Patterson

  /s/  RUTH H. QUIGLEY
----------------------------------------  Director                                August 13, 1997
Ruth H. Quigley

  /s/  ROBERT G. WADE JR.
----------------------------------------  Director                                August 13, 1997
Robert G. Wade Jr.


                                      C-11